Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2021 relating to the financial statements of Just Eat Takeaway.com N.V., appearing in Registration Statement No. 333-255540 on Form F-4 of Just Eat Takeaway.com N.V.

/s/ Deloitte Accountants B.V.
Amsterdam, the Netherlands
November 1, 2021